UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2010

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 921-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

    GAMCO Investors, Inc. (the "Company") announced today that the special dividend on its Class A and Class B common stock will be payable December 31, 2010, to stockholders of record on December 15, 2010.  As previously disclosed, the special dividend will consist of $0.80 in cash and $3.20 in principal amount of the Company’s 0% subordinated debentures due 2015 ("Debenture") for each share of common stock (less any applicable withholding tax).

    The Debentures will be subordinated to all other funded debt of the Company and will be callable in whole or in part at the option of the Company, at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed.

    The ex-dividend date will be December 13, 2010 pursuant to New York Stock Exchange guidelines.  Attached is a Q&A for shareholders regarding the special dividend.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1     The Company’s Press Release, dated November 29, 2010.
99.2     Q&A for shareholders, dated November 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Jeffrey M. Farber

Jeffrey M. Farber
Executive Vice-President and Chief Financial Officer

Date:	November 29, 2010